CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated November 8, 2004, relating to the financial statements and financial highlights, which appear in the September 30, 2004 Annual Reports of the Heritage Growth and Income Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.



Tampa, Florida
December 27, 2004


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP